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                                                                     EXHIBIT 4.3

                           FORM OF DEPOSITARY RECEIPT




Number                                                         DEPOSITARY SHARES
                                                              (each representing
                                                             1/25th of one share
                                                            Series C Mandatorily
                                         Convertible Redeemable Preferred Stock)

                   DEPOSITARY RECEIPT FOR DEPOSITARY SHARES
  REPRESENTING SERIES C MANDATORILY CONVERTIBLE REDEEMABLE PREFERRED STOCK OF


                                 Mattel, Inc.

     INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE           cusip


                            SEE REVERSE FOR CERTAIN
                          DEFINITIONS AND INFORMATION

                       [           ], as Depositary (the
               "Depositary"), hereby certifies that



is the registered owner of                                  DEPOSITARY SHARES,
("Depositary Shares"), each Depositary Share representing one twentieth of one share of Series C Mandatorily Convertible Redeemable Preferred Stock, par value $1.00, of Mattel, Inc., a Delaware corporation (the "Corporation"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of ______, 1997 (the "Deposit Agreement"), between the Corporation and the Depositary. By accepting this Depositary Receipt the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by the manual signature of a duly authorized officer thereof.

All Depositary Shares evidenced by this Depositary Receipt and all increases and decreases of the number of Depositary Shares and the respective dates thereof shall be endorsed by the holder or any appointed custodian hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof.

Dated:___________, 1997


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  Depositary                                                Registrar
  By                                                        By

                      THE ADDRESS OF THE PRINCIPAL OFFICE
                             OF THE DEPOSITARY IS
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                                                                    MATTEL, INC.

    MATTEL, INC. WILL FURNISH WITHOUT CHARGE TO EACH RECEIPTHOLDER WHO
SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A STATEMENT OR SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF WHICH THE CORPORATION IS AUTHORIZED TO ISSUE AND OF THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED AND AT THE ADDRESS SET FORTH ON THE FACE OF THIS RECEIPT.

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        The following abbreviations when used in the instructions on the face of this receipt shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenant in common       UNIF GIFT MIN ACT -______Custodian ________
                                                       (Cust)           (Minor)

TEN ENT - as tenants by the entireties      Under Uniform Gifts to Minors Act

JT TEN - as joint tenants with right of
                  survivorship and not as
                  tenants in common

                                      --------------------------------------
                                                      (State)

   Additional abbreviations may also be used though not in the above list.

   For value received,                  hereby sell(s), assign(s) and
   transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

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PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

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Depositary Shares represented by the within Receipt, and do hereby irrevocably constitute and appoint



                                                        Attorney to transfer the
said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated
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NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.